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As filed with the Securities and Exchange Commission on July 26, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

METRON TECHNOLOGY N.V.
(Exact name of registrant as specified in its charter)

The Netherlands (State or Other Jurisdiction of Incorporation or Organization)	98-0180010 (I.R.S. Employer Identification No.)

1350 Old Bayshore Highway
Suite 210
Burlingame, California 94010
(650) 401-4600
(Address and telephone number of Registrant's principal executive offices)

Edward D. Segal
Chief Executive Officer
Metron Technology N.V.
1350 Old Bayshore Highway
Suite 210
Burlingame, California 94010
(650) 401-4600
(Name and telephone number of agent for service)

Copy to:
SUZANNE SAWOCHKA HOOPER, ESQ.
Cooley Godward LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306-2155
(650) 843-5000

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this Registration Statement.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

Common Shares, par value EUR 0.44 per share	$15,000,000.00(2)	$1,380.00

(1)
Calculated pursuant to Rule 457(o) under the Securities Act. The aggregate registration fee payable hereunder is $1,380.00.

(2)
There is being registered hereunder an indeterminate number of common shares of the registrant as may be sold from time to time by the registrant. In no event will the aggregate offering price of all securities issued by the registrant from time to time pursuant to this registration statement exceed $15,000,000.00.

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where such offer or sale is not permitted.

Subject to completion, dated July 26, 2002

PROSPECTUS

$15,000,000

Common Shares

        From time to time, we may sell common shares. We will provide the specific terms of these securities in one or more supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

        Our common shares are traded on the Nasdaq National Market under the trading symbol "MTCH." The applicable prospectus supplement will contain information, where applicable, as to any other listing (if any) on the Nasdaq Stock Market's National Market or any securities exchange of the securities covered by the prospectus supplement.

        INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE THE SECTION ENTITILED "RISK FACTORS" CONTAINED IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K OR QUARTERLY REPORT ON FORM 10-Q FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

        THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

        The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution." If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	i
METRON TECHNOLOGY	ii
RISK FACTORS	1
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	1
USE OF PROCEEDS	1
PLAN OF DISTRIBUTION	2
CERTAIN NETHERLANDS TAX CONSEQUENCES OF HOLDING METRON COMMON SHARES	4
LEGAL MATTERS	9
EXPERTS	9
WHERE YOU CAN FIND MORE INFORMATION	9
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	9

        This prospectus is part of a registration statement we filed with the Securities and Exchange Commission ("SEC"). You should rely only on the information contained in this prospectus or incorporated by reference into this prospectus. We have not authorized anyone to provide you with any information that is different. This prospectus constitutes an offer to sell, or a solicitation of an offer to buy, common shares only in jurisdictions where offers and sales are permitted. The information in this document may only be accurate on the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our equity shares, and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. Under this shelf registration process, we may sell common shares in one or more offerings up to a total dollar amount of $15 million. This prospectus provides you with a general description of our common shares. Each time we sell common shares under this registration statement, we will provide a prospectus supplement that will contain more specific information about the shares offered. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under "Where You Can Find More Information."

i

METRON TECHNOLOGY

Overview

        We are a leading global provider of marketing, sales, service and support solutions to semiconductor materials and equipment suppliers and semiconductor manufacturers. On behalf of semiconductor materials and equipment suppliers, which we refer to as our principals, we provide a broad range of materials and equipment to leading semiconductor manufacturers. We make it possible for our customers to purchase a broad range of products and services from a single supplier, and to purchase a particular product or service from a single supplier everywhere in the world where semiconductors are manufactured, except Japan.

        We also provide semiconductor manufacturers with the ability to outsource a wide variety of fab operations and support services. `Fab' is the name commonly given to silicon wafer fabrication facilities. Our operations and support services include servicing a wide variety of fab equipment, materials management, parts cleaning, cleanroom services and facility maintenance. These services enable our customers to increase fab productivity in a cost-effective manner, simplify and standardize their materials and equipment purchases and focus on their core competencies, such as product development, manufacturing and marketing. By partnering with us, our principals can focus on product development and other core competencies, reduce their time to market and use our global network to better compete with larger companies that often have established sales, service and support infrastructures. Our principals are both independent companies that have developed emerging technologies and divisions of larger companies that have other primary products and markets.

        We were incorporated under the laws of The Netherlands in October 1975. Our principal executive offices are located at 1350 Old Bayshore Highway, Suite 210, Burlingame, California 94010, and our telephone number is (650) 401-4600. The address of our web site is "www.metrontech.com." Information contained on our web site is not a part of this prospectus.

ii

RISK FACTORS

        Except for the historical information contained in this prospectus or incorporated by reference, this prospectus (and the information incorporated by reference in this prospectus) contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed here or incorporated by reference. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled "RISK FACTORS" contained in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC, which are incorporated herein by reference in their entirety (the "Metron Technology Risk Factors").

        Investment in our common shares involves a high degree of risk. You should consider carefully the Metron Technology Risk Factors, as well as other information in this prospectus and the prospectus supplement before purchasing any of our common shares. Each of these risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common shares.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents we have filed with the SEC that are included or incorporated by reference in this prospectus contain "forward-looking statements." These statements involve known and unknown risks, uncertainties and other factors that may cause our, or our industry's, actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements.

        In some cases, you can identify forward-looking statements by terminology such as "expects," "anticipates," "intends," "may," "should," "plans," "believes," "seeks," "estimates," "could," "would" or the negative of such terms or other comparable terminology.

        Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

USE OF PROCEEDS

        Except as described in any prospectus supplement, we anticipate using the net proceeds from the sale of the common shares to acquire additional businesses or to invest in one or more of our principals that we believe will complement or enhance our current or future business. However, we have no specific plans, agreements or commitments to do so.

        We may also use a portion of the net proceeds for working capital and general corporate purposes, including sales, marketing, customer support and other activities related to our business. The amounts that we actually expend for working capital and other general corporate purposes will vary significantly depending on a number of factors, including future revenue growth, if any, and the amount of cash we generate from operations. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering.

        Pending the use of the net proceeds, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

PLAN OF DISTRIBUTION

        We may sell the common shares through underwriters or dealers, through agents, or directly to one or more purchasers. The prospectus supplement will describe the terms of the offering by us of the common shares, including:

  •
  the name or names of any underwriters, if any;

  •
  the purchase price of the common shares and the proceeds we will receive from the sale;

  •
  any over-allotment options under which underwriters may purchase additional common shares from us;

  •
  any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

  •
  any public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or market on which the common shares may be listed.

        Only underwriters named in the prospectus supplement are underwriters of the common shares offered by the prospectus supplement.

        If underwriters are used in the sale, they will acquire the common shares for their own account and may resell the shares from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the common shares will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the common shares to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the common shares offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

        We may sell common shares directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of common shares and we will describe any commissions we will pay the agent in the prospectus supplement.

        Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

        We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

        Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the common shares in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the common shares originally sold by the dealer is purchased in a covering transaction to cover short positions. Those activities may cause the price of the common shares to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

        Any underwriters who are qualified market makers on the Nasdaq National Market may engage in passive market making transactions in the common shares on the Nasdaq National Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common shares. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded.

        Any common shares sold by us pursuant to a prospectus supplement will be listed on the Nasdaq National Market, subject to official notice of issuance.

CERTAIN NETHERLANDS TAX CONSEQUENCES OF HOLDING METRON COMMON SHARES

        The following describes the material Netherlands tax consequences of the acquisition, holding and disposal of common shares issued by or on behalf of a Netherlands resident entity. Statements made in this description regarding the application and interpretation of Netherlands tax laws constitute the opinion of NautaDutilh, The Netherlands, acting as our Dutch counsel, regarding such laws and are subject to the assumptions and qualifications set forth below and to the condition that such opinion is governed by, and construed in accordance with, Dutch law and that any issues of interpretation or liability under such opinion be submitted to the exclusive jurisdiction of courts in Amsterdam, The Netherlands. This description and opinion address the material Netherlands tax consequences but do not purport to be a comprehensive description of all Netherlands tax considerations that may generally be relevant to a decision to acquire, hold, and dispose of the common shares. Therefore, each investor should consult his or her own professional tax adviser with respect to the particular tax consequences of an investment in the common shares that might apply to his or her particular situation.

        This summary is based on the tax legislation, published case law, and other regulations in force as at the date hereof, without prejudice to any amendments introduced at a later date and implemented with or without retroactive effect.

Withholding Tax

  Dividends

        Dividends from the common shares are generally subject to dividend withholding tax in The Netherlands at a rate of 25%. Dividends include:

  •
  distributions in cash or in kind, including deemed and constructive distributions;

  •
  liquidation proceeds on redemption of the common shares in excess of the average paid-in capital as recognized for Netherlands dividend withholding tax purposes and, as a rule, the consideration for the repurchase of the common shares by us in excess of the average paid-in capital recognized for Netherlands dividend withholding tax purposes, unless such repurchase is (1) for temporary investment or (2) exempt on the basis of the Dividend Tax Act 1965;

  •
  the par value in respect of the issue of common shares to a holder of the common shares, or an increase in the par value of the common shares, in exchange for a lower consideration, except where the issue or increase is funded out of our paid-in capital as recognized for Netherlands dividend withholding tax purposes; and

  •
  partial redemption of the common shares to the extent this constitutes a repayment of contributed capital (as understood under the Dividend Tax Act 1965), and to the extent we have net profits (as that expression is understood for Netherlands dividend withholding tax purposes), unless the shareholders have resolved in a general meeting of shareholders to make such repayment, and the par value of the common shares concerned has been reduced by a corresponding amount by way of an amendment of our articles of association.

        Generally, a holder of common shares that is resident, or is deemed to be resident, in The Netherlands will be allowed a credit against Netherlands income tax or corporate income tax for the tax withheld on dividends paid in respect of the common shares. A legal entity resident in The Netherlands that is not subject to Netherlands corporate income tax may, under certain conditions, request a refund of the tax withheld.

        On July 9, 2002, a bill was adopted by The Netherlands parliament introducing new legislation in order to counteract "dividend stripping." Parts of the new legislation relevant to the description below will have retroactive effect from April 27, 2001. The Netherlands tax authorities will also apply the definition of beneficial ownership in the context of a double taxation convention. The new legislation generally targets situations, commonly referred to as "dividend stripping," in which a shareholder retains its economic interest in shares, but tries to reduce the withholding tax cost on dividends by a transaction with another party. Pursuant to the new legislation, the proposed definition of beneficial ownership will also be applied in the context of a double taxation convention.

        Dividends distributed to a corporate holder of common shares that qualify for the participation exemption, as defined in the Corporate Income Tax Act 1969, may be distributed free from the Dutch dividend withholding tax.

        A holder of common shares resident outside The Netherlands may be entitled to a full or partial exemption from or refund of Netherlands dividend withholding tax under an applicable double taxation convention depending on its terms and conditions and subject to compliance by the holder of common shares with those terms and conditions. A holder of common shares resident in the United States may be entitled to a reduction of Netherlands dividend withholding tax, in general to a Netherlands dividend withholding tax of 15%, under the double tax convention between The Netherlands and the United States with respect to dividend income, which we refer to as the "Treaty," subject to compliance by the holder of common shares with the applicable terms and conditions of the Treaty. Generally, a holder of common shares will qualify for benefits under the Treaty (subject to compliance with the procedures for claiming benefits) if the holder:

  •
  is the beneficial owner of the dividends paid;

  •
  is resident in the United States according to the Treaty;

  •
  does not hold the common shares in connection with the conduct of business in The Netherlands; and

  •
  is not restricted in claiming the benefit of the Treaty under article 26 (Limitation on Benefits).

        Dividends paid in respect of the common shares to a U.S. exempt pension fund or a U.S. exempt organization, may qualify for an exemption from or, as the case may be, a complete refund of Dutch dividend withholding tax under the Treaty, subject to compliance with the applicable terms and conditions.

  Distribution Tax

        We may be subject to a special tax, which we refer to as a "distribution tax," at the rate of 20% to the extent that "excessive" profit distributions are distributed by us in the period from January 1, 2001 up to and including December 31, 2005. The Netherlands tax authorities hold the view that the distribution tax constitutes a corporate income tax, not a withholding tax. For purposes of the distribution tax, profit distributions (to be understood in its widest sense, and including distributions in cash, liquidation proceeds and proceeds from the redemption of shares; generally the same as payments subjected to dividend withholding tax as outlined under "Withholding Tax" above) are considered to be "excessive" to the extent that, during a particular calendar year, the total amount of profit distributions exceeds the highest of the following three amounts:

  •
  4% of our fair market value at the beginning of the relevant calendar year;

  •
  twice the amount of the average annual profit distribution made by us, on the basis of a consistent policy, during the three calendar years prior to January 1, 2001; and

  •
  our adjusted profits (as defined in the "distribution tax" rules) for the preceding book year.

        The distribution tax due will be reduced pro rata to the extent that the common shares have been held, at the time of the distribution, for an uninterrupted period of at least three years by individuals or legal entities (other than investment institutions as defined in the Corporate Income Tax Act 1969) holding at least 5% of our nominal paid-in capital, provided such individuals or legal entities are resident in The Netherlands, The Netherlands Antilles or Aruba, a Member State of the European Union or a country with which The Netherlands has concluded a convention for the avoidance of double taxation. For purposes of satisfying the above-mentioned three-year period, consecutive ownership periods by different qualifying holders of common shares may be cumulated. No distribution tax is levied insofar as the total of the profit distributions made during the period from January 1, 2001 through to December 31, 2005 exceeds the balance of assets, liabilities and provisions, calculated on the basis of the fair market value, less the fiscally recognized paid-in capital at the end of the last financial year which closes before January 1, 2001.

Corporate Income Tax and Individual Income Tax

  Corporate Residents of The Netherlands

        A holder of common shares that is treated as a resident of The Netherlands for the purposes of Netherlands corporate income tax will be liable for such tax in respect of dividends received from, and capital gains realized in respect of a disposal of, the common shares unless the participation exemption, as defined in the Corporate Income Tax Act 1969, applies with respect to the common shares.

  Individual Residents of The Netherlands

        An individual holder of common shares who is a resident or deemed to be a resident of The Netherlands for the purposes of Netherlands income tax (including an individual holder of common shares who has made an election to be treated as a resident of The Netherlands for Netherlands income tax purposes) will be liable for such tax in respect of dividends received from, and capital gains realized in respect of a disposal of the common shares at progressive rates, the maximum being 52%, if:

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  the common shares are attributable to a business or part of a business of the holder of common shares; or

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  the said dividends or capital gains are regarded as "taxable income from one or more activities not being activities that generate taxable profit or taxable wages" (belastbaar resultaat uit overige werkzaamheden) for the purposes of the Income Tax Act 2001.

        An individual holder of common shares who is, or is deemed to be, a resident of The Netherlands for the purposes of Netherlands income tax (including an individual holder of common shares who has made an election to be treated as a resident of The Netherlands for Netherlands income tax purposes) and who has a substantial interest in us, as defined in the Income Tax Act 2001, will be liable for income tax at a flat rate of 25% in respect of (deemed) dividends received from, and capital gains realized in respect of a disposal of, the common shares (including deemed income or capital gains relating to such interest). A substantial interest includes, among others, an interest of 5% of the common shares and/or other classes of our share capital held directly or indirectly by the holder of common shares and/or certain relatives, or the right to acquire such an interest.

        An individual holder of common shares who is a resident or deemed to be a resident of The Netherlands for the purposes of Netherlands income tax (including an individual holder of common shares who has made an election to be treated as a resident of The Netherlands for Netherlands income tax purposes) and who is not liable to tax under the preceding paragraphs, will not be liable to income tax in respect of the actual amount of dividends received from, and the actual amount of capital gains realized in respect of a disposal of, the common shares; however, the common shares will be taken into account in computing the common shares holder's taxable net assets which are the basis for the calculation of the common shares holder's deemed income from "savings and investments" (sparen en beleggen) under the Income Tax Act 2001. This deemed income has been fixed at 4% of the average net capital (i.e., (1) the assets less the attributable liabilities at the beginning of that year and

(2) the assets less the attributable liabilities at the end of that year) to the extent the result exceeds a certain exempt amount, tax is levied at a flat rate of 30%.

  Non-residents of The Netherlands

        A holder of common shares that is not a resident nor deemed to be a resident of The Netherlands for Netherlands tax purposes will not be subject to The Netherlands income tax or corporate income tax in respect of dividends received from, or capital gains realized in respect of a disposal of, the common shares, provided that:

  •
  the common shares are not attributable to (1) a business or part of a business of the holder of common shares that is in whole or in part carried on through a permanent establishment, a deemed permanent establishment or a permanent representative in The Netherlands, which we refer to as a "Netherlands business," or (2) a deemed "Netherlands business;"

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  the holder of the common shares does not have a substantial interest or a deemed substantial interest in us, or in any of our subsidiaries, as defined in the Income Tax Act 2001, or in the event that such holder is a corporate entity and does have such interest, it forms part of the business assets of a business, other than a Netherlands business;

  •
  in the case of an individual holder of the common shares, the dividends received from the common shares and capital gains realized in respect of a disposal of the common shares are not regarded, on the basis of the Income Tax Act 2001, as "taxable income from one or more activities performed in The Netherlands not being activities that generate taxable profit or taxable wages" (belastbaar resultaat uit overige werkzaamheden in Nederland); and

  •
  the holder of common shares is not an individual who has opted to be treated as a resident of The Netherlands for Netherlands income tax purposes.

  Influence of Treaties

        The Netherlands tax consequences described above may be affected by an applicable double taxation convention.

Gift and Inheritance Taxes

        No gift or inheritance taxes will arise in The Netherlands with respect to a gift or inheritance of the common shares from a person who is neither a resident nor deemed to be a resident of The Netherlands, unless:

  •
  such holder, at the time of the gift has, or at the time of death had, a business or an interest in a business that is or was, in whole or in part, carried on through a permanent establishment or a permanent representative in The Netherlands and to which business or part thereof, as the case may be, the common shares are or were attributable; or

  •
  in the case of a gift of the common shares by an individual who at the date of the gift was neither resident nor deemed to be resident of The Netherlands, such individual dies within 180 days after the date of the gift, while at the time of death being resident or deemed to be resident of The Netherlands.

        For purposes of Netherlands gift, estate and inheritance tax, an individual who holds The Netherlands nationality will be deemed to be resident in The Netherlands if he or she has been resident in The Netherlands at any time during the ten years preceding the date of the gift or death. For purposes of Netherlands gift tax, an individual not holding Netherlands nationality will be deemed to be resident in The Netherlands if he or she has been resident in The Netherlands at any time during the 12 months preceding the date of the gift. Applicable tax treaties may override deemed residency.

Value Added Tax (VAT)

        No Netherlands VAT will be due on the issuance of common shares or in respect of dividend distributions, partial redemptions or other payments and distributions in respect of the common shares.

Capital Tax

        Netherlands capital tax will be due by us at the rate of 0.55% of the higher of (1) the fair market value of any contribution to our capital upon the issuance of common shares or (2) the nominal value of the common shares.

Other Taxes and Duties

        No registration tax, customs duty, transfer tax, stamp duty or any other similar documentary tax or duty will be payable in The Netherlands by the holder of the common shares in respect of or in connection with the subscription, issue, placement, allotment or delivery of the common shares.

LEGAL MATTERS

        The validity of the common shares offered hereby will be passed upon for us by NautaDutilh, our Netherlands law counsel.

EXPERTS

        The consolidated financial statements and related schedule of Metron Technology N.V. and subsidiaries as of May 31, 2001 and 2000, and for each of the years in the three-year period ended May 31, 2001, incorporated by reference herein and in the registration statement have been audited and reported upon by KPMG LLP, independent accountants. Such financial statements and schedule have been incorporated by reference herein in reliance upon the report of KPMG LLP, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        Our annual, quarterly and special reports, proxy statements and other information are filed with the SEC as required by the Securities Exchange Act of 1934. You may inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of these materials by mail from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. The SEC also maintains an Internet web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the Internet web site address: http://www.sec.gov. Our common shares are listed on the Nasdaq National Market, and you may also inspect and copy these reports, proxy statements and other information at the offices of The Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to incorporate into this prospectus information that we file with the SEC in other documents, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference is automatically updated and superseded if such information is contained in this prospectus, or information that we later file with the SEC, modifies and replaces such information.

        We incorporate by reference the following documents:

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  Our Annual Report on Form 10-K for the fiscal year ended May 31, 2001, filed with the SEC on August 28, 2001;

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  Our Definitive Proxy Statement dated October 2, 2001, filed with the SEC on October 2, 2001 in connection with our 2001 Annual General Meeting of Shareholders;

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  Our Quarterly Reports on Form 10-Q for the quarters ended August 31, 2001, November 30, 2001 and February 28, 2002, filed with the SEC on October 12, 2001, January 14, 2002, and April 15, 2002, respectively;

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  Our Current Report on Form 8-K filed with the SEC on September 14, 2001; and

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  The description of our common shares set forth in our Registration Statement on Form 8-A, filed with the SEC on October 28, 1999.

        All documents we have filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to termination of the offering will become a part of this prospectus. We will provide to you at no cost a copy of any and all of the information incorporated by reference into the registration statement of which this prospectus is a part. You may make a request for copies of this information in writing or by telephone. Requests should be directed to:

Metron Technology N.V.
Attention: Chief Financial Officer
1350 Old Bayshore Highway, Suite 210
Burlingame, CA 94010
(650) 401-4600

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

        The following table sets forth the estimated costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the offering of the common shares being registered. All the amounts shown are estimates, except for the registration fee.

SEC registration fee	$1,380
Accounting fees and expenses	30,000
Legal fees and expenses	50,000
Printing and miscellaneous expenses	10,000
Other	33,620

Total	$125,000

Item 15. Indemnification of Officers and Directors

        Metron has entered into indemnification agreements with certain of its managing directors, providing for indemnification by Metron against any liability to which a managing director may be subject for judgments, settlements, penalties, fees and expenses of defense (including attorneys' fees, bonds and costs of investigation), arising out of or in any way related to acts or omissions as a member of the managing board, or an executive officer, or in any other capacity in which services are rendered to Metron or its subsidiaries. Metron believes that the indemnification agreements will assist Metron in attracting and retaining qualified individuals to serve as managing directors. The agreements provide that a managing director is not entitled to indemnification under these agreements under certain circumstances including (i) if indemnification is expressly prohibited under applicable law and (ii) if indemnification is expressly prohibited by Metron's articles of association.

        Generally, under Netherlands law, a director will not be held personally liable for decisions made with reasonable business judgment, absent self dealing or, in the event of bankruptcy, which do not qualify as clearly improper performance. In addition, indemnification may not be available to directors or officers under Netherlands law if any act or omission by a director or officer would qualify as willful misconduct or gross negligence (including not taking action to prevent the consequences of improper performance by the board). Due to lack of applicable case law, it is not clear whether indemnification is available in case of breach of securities laws of the United States.

        Under the Metron articles, except in case of willful misfeasance, bad faith or gross negligence or improper personal benefit, every person or legal entity who is, or has been, a managing director, supervisory director, or an officer with the power to represent Metron, employee or agent of Metron, who is made a party or is threatened to be made a party to any claim by virtue of such capacity, shall be indemnified by Metron, to the fullest extent permitted under any applicable law against (i) any and all liabilities imposed on him or it, (ii) any and all expenses and (iii) any and all amounts paid in settlement by him or it, in each case in connection with any such claim.

Item 16. Exhibits

Exhibit Number	Description of Document
5.1	Opinion of NautaDutilh.
23.1	Consent of KPMG LLP, independent auditors.
23.2	Consent of NautaDutilh (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).

Item 17. Undertakings

        The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  to include any prospectus required by Section 10(a)(3) of the Securities Act;

  (ii)
  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Forms S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities it offers, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of this offering.

  (4)
  That: (i) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (5)
  That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC this form of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlingame, State of California, this 26th day of July, 2002.

METRON TECHNOLOGY N.V.
By:	/s/ PETER V. LEIGH Peter V. Leigh Vice President, Finance and Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward D. Segal and Peter V. Leigh, and each or any one of them, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT R. ANDERSON Robert R. Anderson	Supervisory Director	July 26, 2002
/s/ JAMES E. DAUWALTER James E. Dauwalter	Supervisory Director	July 26, 2002
/s/ JOEL A. ELFTMANN Joel A. Elftmann	Supervisory Director	July 26, 2002
/s/ BRUCE M. JAFFE Bruce M. Jaffe	Supervisory Director	July 26, 2002

/s/ SHO NAKANUMA Sho Nakanuma	Supervisory Director	July 26, 2002
/s/ EDWARD D. SEGAL Edward D. Segal	Chief Executive Officer and Managing Director (Principal Executive Officer)	July 26, 2002
/s/ PETER V. LEIGH Peter V. Leigh	Vice President, Finance and Chief Financial Officer and Managing Director (Principal Financial and Accounting Officer)	July 26, 2002

INDEX TO EXHIBITS

Exhibit Number	Description of Document
5.1	Opinion of NautaDutilh.
23.1	Consent of KPMG LLP, independent auditors.
23.2	Consent of NautaDutilh (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
METRON TECHNOLOGY
RISK FACTORS
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
PLAN OF DISTRIBUTION
CERTAIN NETHERLANDS TAX CONSEQUENCES OF HOLDING METRON COMMON SHARES
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution
  Item 15. Indemnification of Officers and Directors
  Item 16. Exhibits
  Item 17. Undertakings
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS